As Filed with the Securities and Exchange Commission on April 20, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 20, 2009 (April 14, 2009)

MONSANTO COMPANY
 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard
St. Louis, Missouri    63167
(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code:  (314) 694-1000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 14, 2009, Monsanto Company’s Board of Directors elected David L. Chicoine, Ph.D. to the Board of Directors and appointed Dr. Chicoine to its Public Policy and Corporate Responsibility Committee and its Science and Technology Committee.  In addition, the Board determined that Dr. Chicoine is independent under the New York Stock Exchange Listing Standards and the categorical independence standards of the Board of Directors’ Charter and Corporate Governance Guidelines.

Dr. Chicoine is the President of South Dakota State University (“SDSU”), which he joined in 2007.  He is also a nationally recognized economist, specializing in public finance, taxation and rural economies.

Dr. Chicoine will be entitled to receive the same compensation for service as a director as is provided to other directors of the Company under the Non-Employee Director Equity Incentive Compensation Plan (the “Plan”). Under the Plan, each non-employee director receives an annual base retainer having a value of $195,000.  Additional annual retainers are paid as follows: (i) $25,000 to each of the chair of the Audit and Finance Committee, the chair of the People and Compensation Committee and the chair of the Nominating and Corporate Governance Committee; (ii) $15,000 to each of the chair of the Public Policy and Corporate Responsibility Committee and the Science and Technology Committee; and (iii) $10,000 to each member of the Audit and Finance Committee (other than the chair of that Committee).  Half of the aggregate retainer for each director is payable in deferred common stock, and the remainder is payable, at the election of each director, in the form of restricted common stock, deferred common stock, current cash and/or deferred cash.  The Plan also provides that each non-employee director will receive a grant of restricted stock upon commencement of service as a member of the Board of Directors equal to the annual base retainer divided by the closing price of a share of the Company’s common stock on the commencement date.

In the ordinary course of its business, the Company has engaged in certain transactions with SDSU that were, or may be, related person transactions with respect to Dr. Chicoine.  These transactions included payments by the Company to SDSU for services (of which approximately $48,000 was paid during fiscal year 2008 and approximately $6,000 has been paid during fiscal year 2009 to-date), and payments by SDSU to the Company, for licenses, services and goods (of which approximately $203,000 was paid during fiscal year 2008 and approximately $13,000 has been paid during fiscal year 2009 to-date), as well as research grants by the Company to SDSU (of which approximately $145,000 was donated during fiscal 2008 and approximately $222,000 was donated during fiscal year 2009 to-date).

A press release announcing the appointment of Dr. Chicoine as a director, as described above, is attached hereto as Exhibit 99.

ITEM 9.01                                Financial Statements and Exhibits

(d)           Exhibits.  The following document is filed as an exhibit to this report:

Exhibit 99                                Press Release dated April 15, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 20, 2009

MONSANTO COMPANY

By:	/s/ Jennifer L. Woods
Name:	Jennifer L. Woods
Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99	Press Release dated April 15, 2009